SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): November 13, 2002





                               AT COMM CORPORATION
             (Exact name of registrant as specified in its charter)



            Delaware                      0-15797                95-3824750
            --------                      -------                ----------
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
         incorporation)                                      Identification No.)



                          2041 Pioneer Court, Suite 204
                           San Mateo, California 94403
                    (Address of principal executive offices)

                                 (650) 375-8188
              (Registrant's telephone number, including area code)

Item 5.           Other Events

         On November 13, 2002, the United States Bankruptcy Court, Northern District of California issued an order that: (i) approved the Debtor's First Amended Disclosure Statement (the "Disclosure Statement") under Chapter 11 of the Bankruptcy Code; (ii) authorized the mailing of the Debtor's First Amended Plan of Reorganization (the "Plan of Reorganization") under Chapter 11 of the Bankruptcy Code, the Disclosure Statement, the court's order and a ballot (where appropriate) to the creditors, shareholders of record and beneficial shareholders of At Comm Corporation; (iii) fixed the record dates for designating shareholders of record to be served with such mailing; (iv) set December 13, 2002, as the last date for receipt of acceptances or rejections of the Plan of Reorganization and for filing of written objections to confirmation of the Plan of Reorganization; and (v) set December 20, 2002, at 11:00 a.m. as the date and time for the hearing on confirmation of the Plan of Reorganization.

         Copies of Debtor's First Amended Disclosure Statement and Debtor's First Amended Plan of Reorganization are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.


Item 7.  Financial Statement and Exhibit.

         The following exhibits are filed as a part of this report:

Exhibit No.       Description
-----------       -----------

99.1              Debtor's First Amended Disclosure Statement dated November 12,
                  2002

99.2              Debtor's First Amended Plan of  Reorganization  dated November
                  12, 2002.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                       AT COMM CORPORATION


Dated:   November 20, 2002                    By:       /s/ William H. Welling
                                                       -------------------------
                                                       William H. Welling
                                                       Chairman and
                                                       Chief Executive Officer